EXHIBIT 10.11

(Top 3 inches reserved for recording data)

MORTGAGE

by Business Entity

MORTGAGE REGISTRY TAX DUE: $	DATE: May 17, 2013

☐                                    CHECK IF APPLICABLE: NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $[…] UNDER CHAPTER 287 OF MINNESOTA STATUTES.

THIS MORTGAGE (“Mortgage”) is given by HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company, as mortgagor (“Borrower”), to DAVID J. AND KRISTA R. WOESTEHOFF, SCHMITZ GRAIN, INC., DOUG SCHMITZ, MICHAEL KUNERTH AND DAWN KUNERTH AS TRUSTEES OF THE MICHAEL KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006, DAWN KUNERTH AND MICHAEL KUNERTH AS TRUSTEES OF THE DAWN KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006, ROBERT J. AND JEAN M. FERGUSON, AND PROJECT VIKING, L.L.C. as mortgagee (collectively, “Lender”). In consideration of the receipt of One Million Four Hundred Seven Thousand and no/100 Dollars ($1,407,000) (the “Indebtedness”) from Lender, Borrower hereby mortgages, with power of sale, the real property in Jackson County, Minnesota, legally described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

Check here if all or part of the described real property is Registered (Torrens) ☐

together with all hereditaments and appurtenances belonging thereto (the “Property”), subject to the following exceptions:

(a)                                 Covenants, conditions, restrictions (without effective forfeiture provisions) and declarations of record, if any;

(b)                                 Reservations of minerals or mineral rights by the State of Minnesota, if any;

(c)                                  Utility and drainage easements which do not interfere with present improvements;

(d)                                 Applicable laws, ordinances, and regulations;

(e)                                  The lien of real estate taxes and installments of special assessments not yet due and payable; and

(f)                                   The following liens or encumbrances, if any:  See Exhibit B attached hereto and incorporated herein by reference.

Borrower covenants with Lender as follows:

1.  Repayment of Indebtedness.  If Borrower (a) pays the Indebtedness to Lender according to the terms of the 7.25 Subordinated Secured Notes due 2018 or other instrument of even date herewith that evidences the Indebtedness and all renewals, extensions, and modifications thereto (collectively, the “Note”), final payment of which is due on October 1, 2018; (b) pays interest on the Indebtedness as provided in the Note; (c) repays to Lender, at the times and with interest as specified, all sums advanced in protecting the lien of this Mortgage, if any; and (d) keeps and performs all the covenants and agreements contained herein, then Borrower’s obligations under this Mortgage will be satisfied, and Lender will deliver an executed satisfaction of this Mortgage to Borrower. It is Borrower’s responsibility to record any satisfaction of this Mortgage at Borrower’s expense.

2.  Statutory Covenants.  Borrower makes and includes in this Mortgage the following covenants and provisions set forth in Minn. Stat. 507.15, and the relevant statutory covenant equivalents contained therein are hereby incorporated by reference:

(a)               To warrant the title to the Property;

(b)               To pay the Indebtedness as herein provided;

(c)                To pay all taxes;

(d)               That the Property shall be kept in repair and no waste shall be committed;

(e)                To pay principal and interest on prior mortgages identified in Exhibit B.

3.  Additional Covenants and Agreements of Borrower.  Borrower makes the following additional covenants and agreements with Lender:

(a)               Borrower shall keep all buildings, improvements, and fixtures now or later located on all or any part of the Property (collectively, the “Improvements”) insured against loss by fire, lightning, and such other perils as are included in a standard all-risk endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including, without limitation, vandalism, malicious mischief, burglary, theft, and if applicable, steam boiler explosion. Such insurance shall be in an amount no less than the full replacement cost of the Improvements, without deduction for physical depreciation. If any of the Improvements are located in a federally designated flood prone area, and if flood insurance is available for that area, Borrower shall procure and maintain flood insurance in amounts reasonably satisfactory to Lender. Borrower shall procure and maintain liability insurance against claims for bodily injury, death, and property damage occurring on or about the Property in amounts reasonably satisfactory to Lender and naming Lender as an additional insured, all for the protection of the Lender.

(b)               Each insurance policy required pursuant to Paragraph 3(a) must contain provisions in favor of Lender affording all right and privileges customarily provided under the so-called standard mortgagee clause. Each policy must be issued by an insurance company or companies licensed to do business in Minnesota and acceptable to Lender. Each policy must provide for not less than ten (10) days written notice to Lender before cancellation, non-renewal, termination, or change in coverage. Borrower will deliver to Lender a duplicate original or certificate of such insurance policies and of all renewals and modifications of such policies.

(c)                If the Property is damaged by fire or other casualty, Borrower must promptly give notice of such damage to Lender and the insurance company. In such event, the insurance proceeds paid on account of such damage will be applied to payment of the amounts owed by Borrower pursuant to the Note, even if such amounts are not otherwise then due, unless Borrower is permitted to make an election as described in the next paragraph. Such amounts first will be applied to unpaid accrued interest and next to the principal to be paid as provided in the Note in the inverse order of their maturity. Such payment(s) will not postpone the due date of the installments to be paid pursuant to the Note or change the amount of such installments. The balance of insurance proceeds, if any, will be the property of Borrower.

(d)               Notwithstanding the provisions of Paragraph 3(c), and unless otherwise agreed by Borrower and Lender in writing, if (i) Borrower is not in default under this Mortgage (or after Borrower has cured any such default); (ii) the mortgagees under any prior mortgages do not require otherwise; and (iii) such damage does not exceed ten percent (10%) of the then assessed market value of the Improvements, then Borrower may elect to have that portion of such insurance proceeds necessary to repair, replace, or restore the damaged Property (the “Repairs”) deposited in escrow with a bank or title insurance company qualified to do business in Minnesota, or such other party as may be mutually agreeable to Lender and Borrower. The election may only be made by written notice to Lender within sixty (60) days after the damage occurs; and the election will only be permitted if the plans, specifications, and contracts for the Repairs are approved by Lender, which approval shall not be unreasonably withheld, conditioned, or delayed. If such a permitted election is made by Borrower, Lender and Borrower shall jointly deposit the insurance proceeds into escrow when paid. If such insurance proceeds are insufficient for the Repairs, Borrower shall, before the commencement of the Repairs, deposit into such escrow sufficient additional money to insure the full payment for the Repairs. Even if the insurance proceeds are unavailable or are insufficient to pay the cost of the Repairs, Borrower shall at all times be responsible to pay the full cost of the Repairs. All escrowed funds shall be disbursed in accordance with sound, generally accepted, construction disbursement procedures. The costs incurred or to be incurred on account of such escrow shall be deposited by Borrower into such escrow before the commencement of the Repairs. Borrower shall complete the Repairs as soon as reasonably possible and in a good and workmanlike manner, and in any event the Repairs shall be completed by Borrower within one (1) year after the damage occurs. If, following the completion of and payment for the Repairs, there remains any undisbursed escrow funds, such funds shall be applied to payment of the amounts owed by Borrower under the Note in accordance with Paragraph 3(c).

(e)                If all or any part of the Property is taken in condemnation proceedings instituted under power of eminent domain or is conveyed in lieu thereof under threat of condemnation, the money paid pursuant to such condemnation or conveyance in lieu thereof must be applied to payment of the amounts due by Borrower to Lender under the Note as set forth in Paragraph 3(c), even if such amounts are not then due to be paid.

(f)                 Borrower will diligently complete all Improvements, if any, that may now or hereafter be under construction on the Property.

(g)                Borrower will pay all dues, fees, or assessments, if any, which are due and payable by Borrower to any homeowners or similar association as a result of the Property’s inclusion therein.

(h)               Borrower will pay any other expenses and attorneys’ fees incurred by Lender pursuant to the Note or as reasonably required for the protection of the lien of this Mortgage.

4.  Payment by Lender.  If Borrower fails to pay any amounts to be paid hereunder to Lender or any third parties, or to insure the Improvements, and deliver the policies as required herein, Lender may make such payments or secure such insurance. The sums so paid shall be additional Indebtedness, bear interest from the date of such payment at the same rate set forth in the Note, be an additional lien upon the Property, and be immediately due and payable upon written demand. This Mortgage secures the repayment of such advances.

5.  Default.  In case of default (i) in the payment of sums to be paid under the Note or this Mortgage, when the same becomes due, (ii) in any of the covenants set forth in this Mortgage, (iii) under the terms of the Note, or (iv) under any addendum attached to this Mortgage, Lender may declare the unpaid balance of the Note and the interest accrued thereon, together with all sums advanced hereunder, immediately due and payable without notice, and Borrower hereby authorizes and empowers Lender to foreclose this Mortgage by judicial proceedings or to sell the Property at public auction and convey the same in fee simple in accordance with Minn. Stat. Ch. 580, and out of the monies arising from such sale, to retain all sums secured hereby, with interest and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges, and fees Borrower agrees to pay.

6.  Governing Law; Severability.  This Mortgage shall be governed by the laws of Minnesota. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision.

7.  Additional Terms.  None.

Note:  Remainder of page left blank, signature page follows.

Borrower

HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company
By:	/s/ Robert J. Ferguson
Print Name: Robert J. Ferguson
Its: General Manager

By:
Print Name:
Its:

State of Minnesota, County of Jackson

This instrument was acknowledged before me on May 17th , 2013 by Robert J. Ferguson as General Manager and by                                                          as                                                    of HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company.

(Stamp)	Jean Marie Ferguson

(signature of notarial officer)

	Title (and Rank):	Notary Public

	My commission expires:	01-31-2014
(month/day/year)

THIS INSTRUMENT WAS DRAFTED BY:

Lindquist & Vennum, LLP (AMO)

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402

612-371-3211

Note:  Failure to record or file this mortgage may give other parties priority over this mortgage.

EXHIBIT A

LEGAL DESCRIPTION

Parcel A

Part of the SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, along the South line of said SW¼, a distance of 1031.09 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 275.02 feet; thence South 89°57’49” West, parallel with the South line of said SW¼, a distance of 1600.10 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 593.98 feet; thence South 89°22’55” East a distance of 412.00 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 400.00 feet; thence North 89°22’55” West a distance of 412.00 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW¼; thence South 00°29’31” West, along the East line of said SW¼, a distance of 1995.89 feet, to the point of beginning,

AND ALSO that part of the S½ of the SW¼ of Sec. 16, T104N, R37W of the Fifth Principal Meridian, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the Southeast corner of the SW¼ of said Section 16; thence South 89 degrees 57 minutes 49 seconds West, bearing based on Jackson County Coordinate System, along the South line of the SW¼ a distance of 1031.09 feet to the POINT OF BEGINNING; thence North 00 degrees 37 minutes 05 seconds East, parallel with the West line of said SW¼ , a distance of 275.02 feet; thence South 89 degrees 57 minutes 49 seconds West, parallel with the South line of said SW¼ , a distance of 1600.10 feet to a point on the West line of said SW¼; thence South 00 degrees 37 minutes 05 seconds West, along the West line of said SW¼, a distance of 275.02 feet to the Southwest corner of said SW¼; thence North 89 degrees 57 minutes 49 seconds East, along the South line of said SW¼, to the point of beginning.

EXCEPTING a part of the S½ SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:  Commencing at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, bearing based on Jackson County Coordinate System, along the South line of said SW¼ of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57’49” West, along said South line, a distance of 503.33 feet; thence North 00°02’11” West a distance of 275.00 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 246.59 feet; thence North 00°02’11” West a distance of 74.71 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 256.74 feet; thence South 00°02’11” East a distance of 349.71 feet, to the point of beginning.

Parcel B

Part of the SE¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE¼ of said Sec. 16; thence North 00°29’31” East, bearing based on Jackson County Coordinate System, along the West line of the SE¼ of said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE¼; thence South 00°18’29” West, along the East line of said SE¼ a distance of 1799.88 feet; thence South 89°57’40” West, parallel with the South line of said SE¼, a distance of 593.49 feet; thence South 61°26’20” West a distance of 545.54 feet; thence South 01°19’30” East, a distance of 557.71 feet, to a point on the South line of said SE¼; thence South 89°57’40” West, along the South line of said SE¼, a distance of 1575.92 feet, to the point of beginning.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.                                      Jackson County Ordinances, Codes, and Resolutions of record.

2.                                      Transmission Line Easement in favor of Interstate Power Company, dated 02/17/50, filed 03/03/50, in Book 160, page 72, as Doc. #126735.  Runs over and across the S½ SW¼, Sec. 16-104-37, with other land.  Exact location of easement is not clear.  PARCEL A.

3.                                      Transmission Line Easement in favor of Interstate Power Company, dated 05/10/51, filed 05/17/51, in Book 160, Page 178 as Doc. #128876.  Grants 34 foot wide strip, located approximately 50 feet East of and parallel to the West line of PARCEL A.

Partial Easement Assignment dated 12/20/07, filed 01/03/08 as Doc #A251649, by Interstate Power and Light Company, to ITC Midwest, LLC.

Easement Assignment dated 12/20/07, filed 1/3/08 as Doc #A251650, by Interstate Power and Light Company, to ITC Midwest, LLC.

First Mortgage and Deed of Trust dated 1/14/08, filed 1/17/08 as Doc #A251774, to The Bank of New York Trust Company, N.A.

First Supplemental Indenture to First Mortgage and Deed of Trust dated 1/14/08, filed 1/17/08 as Doc #A251775, to The  Bank of New York Trust Company, N.A.

Second Supplemental Indenture to First Mortgage and Deed of Trust dated 12/15/08, filed 12/17/08 as Doc #A254516, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

Third Supplemental Indenture to First Mortgage and Deed of Trust dated 12/15/08, filed 12/17/08 as Doc #A254517, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

Fourth Supplemental Indenture to First Mortgage and Deed of Trust dated 12/10/09, filed 12/15/09 as Doc #A257698, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

Consent of Easement Holders given by ITC Midwest LLC to Power Partners Midwest, LLC filed 4/29/11 as  Doc #A261738.

Fifth Supplemental Indenture to First Mortgage and Deed of Trust dated 7/15/11, filed 7/20/11 as Doc #A262368, to The Bank of New York Mellon  Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

Sixth Supplemental Indenture to First Mortgage and Deed of Trust dated 11/29/11, filed 12/16/11 as Doc #A263601, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

Seventh Supplemental Indenture to First Mortgage and Deed of Trust dated              , filed 3/27/13 as Doc #A267760, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon Trust Company, N.A.

4.                                      Weimer Township Resolution filed 3/25/86 as Doc #190214.  Establishes township roads.

5.                                      Easement Deed No. 86589 given to US Sprint Communications Company Limited Partnership dated 3/6/91, filed 3/13/91 as Doc #201551.  Grants a 10 foot wide strip over and across the SW¼ of Sec. 16-104-37.  Exact location of easement is not clear.  PARCEL A.

6.                                      Transmission Line Easement in favor of Interstate Power Company, dated 10/30/46, filed 11/13/46, in Book 158, Page 502, as Doc #N/A.  Runs over and across the SE¼ of Sec. 16-104-37, said line to be constructed 1 foot North of the highway  along the South side of said property.  PARCEL B.

7.                                      Mortgage dated 12/28/07, filed 01/09/08 as Doc #A251707, given by Heron Lake BioEnergy, LLC, to Federated Rural Electric Association, securing the principal sum of $600,000.00. Secured by a .62 acre parcel located in a portion of Parcel A of TRACT A.

8.                                      Mortgage dated 9/29/05, filed for record on 9/30/05 as Doc #244879, given by Heron Lake BioEnergy, LLC, a Minnesota limited liability company, in favor of AgStar Financial Services, PCA, securing the amount of $61,883,000.00.  TRACT A

AND

Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 11/20/06, filed for record on 12/6/06, as Doc #248498, amending the original principal amount to $65,583,000.00, among other items.

AND

Second Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 12/27/06, filed for record on 12/27/06, as Doc #248658, amending the original principal amount to $70,283,000.00, and amending the legal description of the original mortgage to exclude an additional parcel, among other items.

AND

Third Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 05/08/07, filed for record on 06/04/07, as Doc #A250019, amending the original principal amount to $72,083,000.00, among other items.

AND

Fourth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 09/01/11, filed for record on 09/08/11, as Doc #A262710, amending the original principal amount to $72,083,000.00, among other items.

AND

Fifth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 9/20/11, filed for record 11/1/11, as Document Number A263140, securing the principal sum of $

AND

Sixth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated May         , 2013, filed for record May         , 2013, as Document Number                                       , securing the principal sum of $37,904,344.28, amending the legal description, among other items.